Exhibit 99.2

TRIUMPH GROUP, INC.

2004 STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

Triumph Group, Inc. (the “Company”) hereby awards to the employee named below (the “Awardee”) the number of shares of Common Stock of the Company (the “Shares”), in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the 2004 Stock Incentive Plan (the “Plan”) of the Company, which Plan is incorporated herein by reference (all capitalized terms used herein having the meanings assigned in the Plan unless otherwise herein defined):

Name and Address of Awardee:

Number of Shares Awarded [(subject to adjustment as provided below, where applicable)]:

Relevant Dates:  The following dates are applicable for this Agreement:

Grant Date:

[Performance Measurement Period or Date]: (where applicable)

Vesting Date:

[Performance Criteria (where applicable):  The following performance criteria must be met for an award of Shares to be released under this Agreement.

The performance criteria shall be:  [Performance Criteria per Section 11(a) of the Plan].]

[Adjustment of the Number of Shares Awarded (where applicable):  [Provisions relating to adjustment of any base or target number of Shares awarded depending on performance against Performance Criteria per Section 11(a) of the Plan].]

The calculation of [Performance Criteria] shall be approved by the Committee and the Board, and may be adjusted for significant structural changes, accounting changes, and other operating and non-operating charges and gains, as the Committee and the Board, in their discretion, may deem appropriate.

- HIGHLY RESTRICTED -